UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008 (November 10, 2008)

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of	(I.R.S. Employer NO.)
Incorporation or Organization)

23901 Calabasas Road, Suite 2072, Calabasas, CA 91302
(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197
(Issuer's telephone/facsimile numbers, including area code)

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Internal Review.

On November 5, 2008, the management of NetSol Technologies, Inc. (the “Company”) concluded, after consultation with our independent registered public accounting firm, and a review of the pertinent facts, that the previously issued financial statements contained in the Company's annual Report on Form 10-KSB for the years ended June 30, 2008, 2007 and 2006 should not be relied upon due primarily to computational errors in connection with the allocation of appropriate amounts to minority interest in the statement of income (operations) and calculation of minority interest ownership.

Our management, in consultation with our independent registered public accounting firm, has determined that the financial statements included therein overstated amount of our reported net income for the year ended June 30, 2008 and understatement of losses for the years ended June 30, 2007 and 2006, by approximately $2,229,824, $897,396 and $201,063, respectively.

We are currently preparing restated financial statements for the years ended June 30, 2008, 2007 and 2006, which we plan to include in an amendment to the Form 10-KSB.

The Board of Directors and Company management have discussed with the Company's independent registered public accounting firm, the matters disclosed in this filing pursuant to this Item 4.02.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date: November 10, 2008	/s/ Najeeb Ghauri

NAJEEB GHAURI
Chief Executive Officer

Date: November 10, 2008	/s/ Tina Gilger

TINA GILGER
Chief Financial Officer